N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen High Income Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		6,916,713	0.4655		14,500,285	7.73
Class B		630,759		0.4079		1,358,951	7.73
Class C		992,393		0.4079		2,393,328	7.73
Class I		851,821		0.4847		1,377,209	7.73


Evergreen Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		37,903,506	0.3223		113,691,781	7.34
Class B		1,319,763	0.2682		4,265,826	7.34
Class C		2,683,783	0.2682		9,494,747	7.34
Class I		19,738,238	0.3403		52,534,412	7.34


Evergreen Short-Intermediate Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,445,795	0.3148		5,122,142	10.08
Class B		43,838		0.2356		145,690		10.08
Class C		313,064 	0.2356		1,680,758	10.08
Class I 	4,423,049 	0.3347		13,222,265	10.08


Evergreen Strategic Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		10,118,743	0.2500		37,982,578	8.67
Class B		472,406		0.1847		1,862,950	8.65
Class C		2,610,563	0.1858		15,024,121	8.70
Class I		4,481,678	0.2716		17,481,190	8.67